Exhibit 99.2

                          ANNUAL SERVICER'S CERTIFICATE

                              CHASE BANK USA, N.A.

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                     Chase Manhattan Auto Owner Trust 2004-A

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      The undersigned, a duly authorized representative of Chase Bank USA, N.A.
(F.K.A. Chase Manhattan Bank USA, N.A. ("Chase USA"), as Servicer pursuant to the Sale and Servicing Agreement dated as of March 4, 2004 (the "Sale and Servicing Agreement") by and between Chase USA and Chase Manhattan Auto Owner Trust 2004-A, as issuer (the "Issuer"), does hereby certify that:

1. A review of the activities of the Servicer during the period from January 1, 2004 until December 31, 2004 was conducted under my supervision.

2. Based on such review, the Servicer has, to the best of my knowledge, fully performed in all material respects all its obligations, under the Sale and Servicing Agreement throughout such period and no material default in the performance of such obligations has occurred or is continuing except as set forth in paragraph 3 below.

3.    None.

      IN WITNESS WHEREOF, the undersigned has duly executed this certificate this 29th day of March 2005.


                                                      /s/ Richard J. Naeder
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                                                      Richard J. Naeder
                                                      Authorized Signatory